November 28, 2012

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc.
declares quarterly dividend of $.18 per common share

Springfield, Mo. – The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $.18 per common share dividend for the fourth quarter of the calendar year ending December 31, 2012.

The dividend will be payable on December 20, 2012, to shareholders of record on December 10, 2012.  This dividend represents the 92nd consecutive dividend paid by the Company to common shareholders.

“Given the potential significant increases in tax rates on dividends beginning next year, our Board of Directors made the decision to pay the normal quarterly dividend a few weeks earlier than usual to benefit our shareholders,” said Great Southern President and CEO Joseph W. Turner.

With total assets of $4.0 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., the Company operates 107 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and in filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's other press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities, including but not limited to the recently completed FDIC-assisted transactions involving Sun Security Bank and InterBank, might not be realized within the anticipated time frames or at all, the possibility that the amount of the gain the Company ultimately recognizes from the InterBank transaction will be materially different from the preliminary gain recorded, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company’s market areas; (iii) fluctuations in interest rates; (iv) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (v) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vi) the Company’s ability to access cost-effective funding; (vii) fluctuations in real estate values and both residential and commercial real estate market conditions; (viii) demand for loans and deposits in the Company’s market areas; (ix) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the new overdraft protection regulations and customers’ responses thereto; (x) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xi) results of examinations of the Company and the Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xii) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiii) costs and effects of litigation, including settlements and judgments; and (xiv) competition.  The Company wishes to advise readers that the factors listed above and other risks described from time to time in the Company’s filings with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.